                                                                      (d)(13)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                                  MAXIMUM OPERATING EXPENSE LIMIT
                                              (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                     ---------------------------------------------------------
NAME OF FUND*                        Class A   Class B   Class C   Class I   Class M   Class Q
-------------                        -------   -------   -------   -------   -------   -------
ING Emerging Countries Fund            2.25%     2.90%     2.90%      N/A      2.65%     2.15%
Initial Term Expires March 1, 2006

ING Foreign Fund                       1.95%     2.70%     2.70%     1.60%      N/A      1.85%
Initial Term Expires March 1, 2006

ING Global Bond Fund                   0.90%     1.65%     1.65%     0.61%      N/A       N/A
Initial Term Expires March 1, 2008

ING Global Value Choice Fund           1.85%     2.50%     2.50%      N/A       N/A      1.75%
Initial Term Expires March 1, 2006

ING International Fund                 2.75%     3.50%     3.50%     2.50%      N/A      2.75%
Initial Term Expires March 1, 2006

ING International Value Choice Fund    1.70%     2.45%     2.45%      N/A       N/A       N/A
Initial Term Expires March 1, 2006

ING Precious Metals Fund               2.75%      N/A       N/A       N/A       N/A       N/A
Initial Term Expires March 1, 2006

ING Russia Fund                        3.35%     4.10%      N/A       N/A       N/A       N/A
Initial Term Expires March 1, 2006
                                                                                         ----
                                                                                           HE

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.